NORTH VALLEY                                                 YOLO COMMUNITY BANK
  BANCORP                                                 [GRAPHIC LOGO OMITTED]
[GRAPHIC LOGO OMITTED]

Yolo Community Bank Shareholders Approve Merger with North Valley Bancorp

July 29, 2004 - REDDING, CA - North Valley Bancorp (NASDAQ: NOVB) announced that the shareholders of Yolo Community Bank have voted in favor of the proposed merger with North Valley Bancorp at a Special Shareholder Meeting held on July 27, 2004. Closing of the transaction remains subject to the receipt of all necessary regulatory approvals, including applications currently pending with the FDIC and the Federal Reserve. The parties anticipate that such regulatory approvals will be obtained in time for a closing before the end of the third quarter of 2004.


Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:

North Valley Bancorp:                       Yolo Community Bank:
Michael J, Cushman, President and CEO       John A. DiMichele, President and CEO
Edward J. Czajka, EVP and CFO               Mark S. Day, SVP and CFO
(530) 226-2900                              (530) 666-5800